UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 22, 2011 (February 16, 2011)

THE SERVICEMASTER COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-14762	36-3858106
(State or other Jurisdiction	(Commission File Number)	(I.R.S Employer
of Incorporation)		Identification Number)

860 Ridge Lake Boulevard, Memphis, Tennessee	38120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (901) 597-1400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of New Chief Executive Officer and Retirement of Current Chief Executive Officer

On February 22, 2011, The ServiceMaster Company (“ServiceMaster”) announced that Harry J. Mullany III, 52, had been elected to serve as Chief Executive Officer (“CEO”) of ServiceMaster effective March 31, 2011.  A copy of ServiceMaster’s press release is attached hereto as Exhibit 99.  Mr. Mullany has also been elected to serve as CEO of ServiceMaster’s indirect parent corporation, ServiceMaster Global Holdings, Inc. (“Holdings”), as well as a member of the Board of Directors of Holdings, in each case effective March 31, 2011.  J. Patrick Spainhour, the current CEO of ServiceMaster and Holdings, will continue in those positions and as a Director of Holdings through March 30, 2011, at which time he will retire.  Mr. Mullany’s employment will commence on February 22, 2011 pursuant to an employment agreement with Holdings, dated  February 16, 2011.  A copy of Mr. Mullany’s employment agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein.  From February 22nd through March 30th, Mr. Mullany will serve in a transitional role to enable the smooth transfer of executive responsibilities from Mr. Spainhour to Mr. Mullany.

Under the employment agreement, Mr. Mullany will be paid an annual base salary of no less than $1 million, and will have a target annual incentive bonus opportunity of 100% of his base salary.  For 2011, his base salary has been set at $1 million, prorated from February 22, 2011.  Additionally, for the 2011 performance year, he will receive a minimum annual bonus of $500,000 and a signing bonus of $1.75 million.

Mr. Mullany’s employment agreement provides for severance of two times the sum of his base salary and his average annual bonus for the prior two years, continuation of health and certain other benefits for two years, and a pro rata bonus for the year in which he is terminated if he is terminated by Holdings without cause or resigns with good reason.  The severance would be paid in equal installments over a period of 24 months, and is subject to Mr. Mullany’s execution of a release of claims.  In all cases of termination, Mr. Mullany is subject to noncompetition and nonsolicitation provisions for two years following termination.

In connection with his commencement of employment, Mr. Mullany will purchase $1.9 million of common stock of Holdings at a price of $11 per share.  At his discretion, Mr. Mullany may purchase up to an aggregate of $1.1 million of additional common stock at its then-current fair market value over the next two years.

In connection with his initial and subsequent equity investments, Mr. Mullany will be awarded restricted stock units (“RSUs”) and nonqualified stock options under the Amended and Restated ServiceMaster Global Holdings, Inc. Stock Incentive Plan (the “Plan”).  He will receive RSUs worth half the aggregate fair market value, as determined under the Plan, of his initial and subsequent investments, and these RSUs will vest at a rate of one-third per year on each of the first three anniversaries of their grant dates.  Additionally, for each share of common stock he purchases in his initial and subsequent investments, he will receive nonqualified stock options to purchase five shares at an exercise price equal to the fair market value of a share of the common stock at the time of the option grant (“Matching Options”).  The Matching Options will vest at a rate of one-fourth per year on each of the first four anniversaries of the grant date.  Finally, for each ten Matching Options that Mr. Mullany is awarded, he will also be awarded one nonqualified stock option with an exercise price equal to the fair market value of a share of common stock at the time of the option grant (“Superperformance Option”).  These Superperformance Options will vest before a public offering if the fair market value of the common stock as determined by the Board of Directors of Holdings is at least $25 per share, and after a public offering if the closing price of the common stock on the principal exchange on which it is traded equals or exceeds $25 per share for 20 consecutive trading days.  Based on Mr. Mullany’s initial equity investment, he will acquire 172,727 shares of Holdings common stock and be granted 86,364 RSUs, 863,635 Matching Options, and 86,364 Superperformance Options.  Copies of the forms of subscription agreement and equity award agreements for Mr. Mullany are attached hereto as Exhibits 10.2 through 10.5 and incorporated by reference herein.

Should Mr. Mullany’s employment terminate for cause, all vested and unvested options will be canceled, along with all unvested RSUs.  In the case of Mr. Mullany’s termination other than for cause and other than by reason of his death or disability, unvested options and RSUs will be canceled.  Upon termination by reason of death or disability, Mr. Mullany’s unvested Matching Options will fully vest, and any unvested Superperformance Options will be canceled.  In addition, if the death or disability occurs prior to his RSUs having fully vested, a pro rata portion of the RSUs that would have vested in the year of termination will vest.  Mr. Mullany will retain the right to exercise any vested options for up to 12 months following termination for death, disability, or retirement, and for 90 days following termination for all other reasons (except for termination for cause).

If Mr. Mullany’s employment terminates prior to a public offering, Holdings will have the right to purchase all shares held by Mr. Mullany at their fair market value (or if Mr. Mullany’s employment terminates for cause, the lower of the fair market value or cost), and Holdings’s principal stockholder will have an additional purchase right with respect to any shares that Holdings does not repurchase.  Additionally, if Mr. Mullany’s employment terminates prior to a public offering without cause, for good reason, or due to his death, disability, or retirement, he will have the option to require Holdings to repurchase at fair market value all the shares he had purchased in his initial and subsequent equity investments in Holdings.

Mr. Mullany’s employment agreement is for a term of three years, commencing on February 22, 2011, subject to automatic one-year renewals thereafter, absent termination notice by either party.  A failure by Holdings to renew the agreement will constitute a termination of Mr. Mullany’s employment without cause for purposes of his severance benefits.

Most recently, Mr. Mullany was employed by Walmart U.S., a national retailer.  From February 2010 until November 2010, he served as executive vice president of Walmart U.S., and president of its northern division; from 2006 until January 2010, Mr. Mullany was a senior vice president of Walmart U.S. and president of its northeast division.  From 2003 to 2006, Mr. Mullany was the executive vice president and chief operating officer of the Kimmell Center, a non-profit performing arts organization in Philadelphia.

Upon his retirement, Mr. Spainhour will be entitled to severance payments and benefits as described in ServiceMaster’s Current Report on Form 8-K filed on September 9, 2010.

Amendment of Stock Incentive Plan

On February 16, 2011, the Board of Directors of Holdings also adopted an amendment to the Plan.  The amendment increases the number of shares of Holdings’s common stock available for issuance under the Plan by 750,000 shares, from 13,845,000 to 14,595,000 shares.  The Plan otherwise remains unchanged.  A copy of the Plan, as amended, is attached hereto as Exhibit 10.6 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibits

10.1	Employment Agreement, dated as of February 16, 2011, by and between Harry J. Mullany III and ServiceMaster Global Holdings, Inc.

10.2	Form of Employee Stock Subscription Agreement for Harry J. Mullany III.

10.3	Form of Employee Restricted Stock Unit Agreement for Harry J. Mullany III.

10.4	Form of Employee (Superperformance) Stock Option Agreement for Harry J. Mullany III.

10.5	Form of Employee Stock Option Agreement for Harry J. Mullany III.

10.6	Amended and Restated ServiceMaster Global Holdings, Inc. Stock Incentive Plan (as amended as of February 16, 2011).

99	Press Release by The ServiceMaster Company, issued February 22, 2011, announcing the election of Harry J. Mullany III as Chief Executive Officer, effective March 31, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2011	THE SERVICEMASTER COMPANY

	By:	/s/ Steven J. Martin
Steven J. Martin
Senior Vice President and Chief Financial Officer